Exhibit 99.3
[Letter to retirees living in
states other than New York
and Pennsylvania]

[NFG Logo Omitted] National Fuel

December 21, 2007

[Name & Address]

Dear [Name]:

As you may know, the group headed by New Mountain Vantage Advisers, L.L.C. (New Mountain), owns approximately 9.7% of National Fuel’s outstanding shares. On September 11, 2007, New Mountain sent a letter to our Board of Directors to offer its opinion on the structure and strategic positioning for our business segments. While we welcome and consider the views of all of our shareholders, we believe New Mountain is mistaken.

You may have read the media accounts of our position, including our belief that the integrated structure of our Company provides us with greater consistency and security in a variety of economic, geographic and operating environments. For many decades, this strategy has provided us with great opportunity for success.

On December 12, 2007, we sent a response to New Mountain on matters it raised in its September 11, 2007, letter. We also issued a news release that summarized our response. Copies of both of those documents are enclosed with this letter.

After careful consideration and rigorous analysis, your Board believes that the proposals that New Mountain has put forth are flawed by inadequate analysis and are not in the best interests of all of National Fuel’s shareholders.

In addition to the matters discussed in our letter, you likely also know that New Mountain has indicated that it intends to propose three candidates for election to the Company’s Board of Directors who would replace three of the 10 Directors who currently serve on the Board. We expect that soon you will receive, from both the Company and from New Mountain, an array of materials addressing your opportunity to cast your vote in this important matter.

As National Fuel stockholders, you will be asked to vote at the 2008 Annual Meeting of stockholders on whether New Mountain’s candidates will replace three of our directors, and we ask you to cast your vote WITH THE BOARD by choosing the Company’s slate of directors: Robert T. Brady, Rolland E. Kidder and John F. Riordan, all of whom have helped to build and sustain the successful structure of our Company. In order to vote in support of the Company, cast your vote from a white National Fuel Proxy Card ONLY. The white proxy card, or cards, you receive from the Company will be clearly identified as such and you will receive additional mailings from us to explain this process and how you can ensure that the vote you cast is in support of the Board.

This is a complex issue and one that we are facing for the first time in our 105-year history and we expect that you may have questions. We want to answer those questions and provide you with complete information. If you would like more information or to discuss this with someone from the Company, please call 716-857-7720 or 1-800-634-5440, extension 7720 and leave your name and number. Your call will be returned as soon as possible.

Your Board remains committed to executing the Company’s strategy and building on our long-standing track record of success, and we appreciate all that you did during your career to contribute to that success. The Company’s accomplishments over the years are largely a result of the commitment and hard work all of our employees and retirees have put forth. On behalf of the Board and all of us at National Fuel, thank you for your dedicated service to the Company and we look forward to your support in this important matter.

Thank you,

/s/ Phil Ackerman	/s/ Dave Smith	/s/ Ron Tanski
Phil Ackerman	Dave Smith	Ron Tanski

IMPORTANT INFORMATION AND WHERE TO FIND IT

In connection with its 2008 Annual Meeting, National Fuel Gas Company has filed a preliminary proxy statement and will be filing a definitive proxy statement, WHITE proxy card and other materials with the U.S. Securities and Exchange Commission (“SEC”).  WE URGE INVESTORS TO READ THE PROXY STATEMENT AND THESE OTHER MATERIALS CAREFULLY WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT NATIONAL FUEL GAS COMPANY AND THE MATTERS TO BE CONSIDERED AT ITS ANNUAL MEETING.  Investors may contact Morrow & Co., LLC, National Fuel Gas Company’s proxy advisor for the 2008 Annual Meeting, at (800) 252-1959 or by email at nfginfo@morrowco.com.  Investors may also obtain a free copy of the proxy statement and other relevant documents when they become available as well as other materials filed with the SEC concerning National Fuel Gas Company at the SEC’s website at http://www.sec.gov.  Free copies of National Fuel Gas Company’s SEC filings are also available on National Fuel Gas Company’s website at http://www.nationalfuelgas.com.  These materials and other documents may also be obtained for free from: Secretary, National Fuel Gas Company, 6363 Main Street, Williamsville, New York 14221, (716) 857-7000.

CERTAIN INFORMATION REGARDING PARTICIPANTS IN THE SOLICITATION

National Fuel Gas Company and its directors are, and certain of its officers and employees may be deemed to be, participants in the solicitation of proxies from National Fuel Gas Company’s stockholders with respect to the matters considered at National Fuel Gas Company’s 2008 Annual Meeting. Information regarding these directors, and these certain officers and employees, is included in the preliminary proxy statement on Schedule 14A filed with the SEC on December 17, 2007, and on National Fuel Gas Company’s website at http://www.nationalfuelgas.com.  Security holders can also obtain information with respect to the identity of the participants and potential participants in the solicitation and a description of their direct or indirect interests, by security holdings or otherwise, for free, by contacting: Secretary, National Fuel Gas Company, 6363 Main Street, Williamsville, New York 14221, (716) 857-7000. More detailed information with respect to the identity of the participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with the SEC in connection with National Fuel Gas Company’s 2008 Annual Meeting.

FORWARD-LOOKING STATEMENTS

Certain statements contained herein, including statements regarding future financial and operating performance and condition, as well as statements that are identified by the use of the words “anticipates,” “estimates,” “expects,” “forecasts,” “intends,” “plans,” “predicts,” “projects,” “believes,” “seeks,” “will” and “may” and similar expressions, are “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties which could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements. The Company’s expectations, beliefs and projections contained herein are expressed in good faith and are believed to have a reasonable basis, but there can be no assurance that such expectations, beliefs or projections will result or be achieved or accomplished. In addition to other factors, the following are important factors that could cause actual results to differ materially from those discussed in the forward-looking statements: changes in economic conditions, including economic disruptions caused by terrorist activities, acts of war or major accidents; changes in demographic patterns and weather conditions, including the occurrence of severe weather such as hurricanes; changes in the availability and/or price of natural gas or oil and the effect of such changes on the accounting treatment of derivative financial instruments or the valuation of the Company’s natural gas and oil reserves; uncertainty of oil and gas reserve estimates; ability to successfully identify, drill for and produce economically viable natural gas and oil reserves; significant changes from expectations in the Company’s actual production levels for natural gas or oil; changes in the availability and/or price of derivative financial instruments; changes in the price differentials between various types of oil; inability to obtain new customers or retain existing ones; significant changes in competitive factors affecting the Company; changes in laws and regulations to which the Company is subject, including changes in tax, environmental, safety and employment laws and regulations; governmental/regulatory actions, initiatives and proceedings, including those involving acquisitions, financings, rate cases (which address, among other things, allowed rates of return, rate design and retained gas), affiliate relationships, industry structure, franchise renewal, and environmental/safety requirements; unanticipated impacts of restructuring initiatives in the natural gas and electric industries; significant changes from expectations in actual capital expenditures and operating expenses and unanticipated project delays or changes in project costs or plans; the nature and projected profitability of pending and potential projects and other investments, and the ability to obtain necessary governmental approvals and permits; occurrences affecting the Company’s ability to obtain funds from operations, from borrowings under our credit lines or other credit facilities or from issuances of other short-term notes or debt or equity securities to finance needed capital expenditures and other investments, including any downgrades in the Company’s credit ratings; ability to successfully identify and finance acquisitions or other investments and ability to operate and integrate existing and any subsequently acquired business or properties; impairments under the SEC’s full cost ceiling test for natural gas and oil reserves; significant changes in tax rates or policies or in rates of inflation or interest; significant changes in the Company’s relationship with its employees or contractors and the potential adverse effects if labor disputes, grievances or shortages were to occur; changes in accounting principles or the application of such principles to the Company; the cost and effects of legal and administrative claims against the Company; changes in actuarial assumptions and the return on assets with respect to the Company’s retirement plan and post-retirement benefit plans; increasing health care costs and the resulting effect on health insurance premiums and on the obligation to provide post-retirement benefits; or increasing costs of insurance, changes in coverage and the ability to obtain insurance. The Company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Financial
National Fuel Gas Company	News
Release Date: December 12, 2007	6363 Main Street/Williamsville, NY 14221 James C. Welch Investor Relations 716-857-6987 Ronald J. Tanski Treasurer 716-857-6981

National Fuel Gas Company Recaps Track Record of Outstanding Returns and Knowledge-Based
Approach to Building Shareholder Value:
National Fuel Files Response to New Mountain Capital with the SEC

(December 12, 2007) Williamsville, New York: The Board of Directors of National Fuel Gas Company (NYSE: NFG) (“National Fuel” or the “Company”) yesterday sent a letter to New Mountain Vantage Advisers, L.L.C. (“NMV” or “New Mountain”) that includes a detailed review of the Company’s ongoing efforts that have steadily enhanced shareholder value, provides the rationale behind National Fuel’s Appalachian strategy, discusses master limited partnership (“MLP”) considerations and its review of its additional assets. This letter was sent in response to earlier correspondence from New Mountain, which included suggestions for making fundamental changes to the structure and strategy of the Company. The Company has concluded, after thorough analysis, that New Mountain’s proposals are not in the best interests of its shareholders.

In its letter, the Company points out the rather peculiar circumstances of a shareholder challenging the management of a company that has not only maintained, but grown, shareholder value, whether results are looked at over one, three, five or 10 years. Likewise, the Company noted New Mountain’s lack of real experience in managing assets in the energy industry and lack of access to National Fuel’s proprietary information, and questioned the thoroughness of New Mountain’s analysis and the wisdom of its conclusions. In its letter to New Mountain, the Company has summarized its long-term business strategy, its pattern of creating and sustaining shareholder value and its analysis of each of the propositions offered for changing the structure of the Company. The following is a synopsis of each of those items and, incorporated into this news release, the complete response, as sent.

Ongoing Creation of Shareholder Value:

•	During the past fiscal year, and three, five and 10 years, National Fuel shareholders have enjoyed total returns that far exceed returns of the S&P 500 during those same time periods.

•	The Company anticipates continued success in fiscal 2008, with earnings currently projected to be in the range of $2.50 to $2.70 per diluted share.

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National Fuel
December 12, 2007
Page 2.

National Fuel has developed and is executing a highly successful exploration and production strategy for its assets in the Appalachian basin. New Mountain has criticized the Company’s pace for its exploration and production activity in this region.

•	National Fuel’s aggressive and knowledge-based, long-term strategy for developing its Appalachian properties has yielded results that validate management’s approach. Additionally, the Company – one of the most active drillers in its part of the Appalachian Basin – has increased the number of wells it has drilled in the region every year since 2004 and plans to continue accelerating its Appalachian drilling activities.

•	New Mountain claims that an even greater increase in the pace of drilling could add $1.1 billion in value. New Mountain’s claims are based on the work of its energy consultant Schlumberger Data & Consulting Services (“Schlumberger”), which utilized limited publicly available data and was, by its own admission, a “50,000-foot view.” The Company believes it is extremely misleading to use a $1.1 billion figure, which, although attractive on its face, is not adjusted to fully reflect a real-world expected value once all of the risks inherent in such a drilling program are taken into account.

•	The key difference between National Fuel’s business strategies and New Mountain’s proposals is that the Company’s plans are based on thorough analysis of real data about its real assets. National Fuel’s strategy recognizes the complex and variable geology of the Appalachian Basin and the need to incorporate all available data (including data to come from wells not yet drilled) in order to optimize the locations of future wells.

•	Drilling too many wells too rapidly would likely cause average well recoveries to decline, lead to a delay in first production and, significantly, reduce the net present value of this asset, as compared to continuing National Fuel’s strategy of development at a knowledge-based pace.

The Company has completed a rigorous analysis of the prospect of forming Master Limited
Partnerships (MLPs) for certain of its business segments. The Company and its top-tier financial advisor have concluded that MLPs would not be beneficial to the structure of National Fuel at this time.

•	New Mountain’s proposals to restructure National Fuel by financially engineering its Exploration and Production (“E&P”) assets, and/or its Pipeline and Storage (“P&S”) assets into MLPs are similarly founded on insufficient analysis of unsubstantiated assumptions.

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National Fuel
December 12, 2007
Page 3.

•	Historically, most publicly traded companies that form captive MLPs pursue the MLP structure to: (i) achieve a more attractive valuation than they are currently receiving in the public market, (ii) capitalize on tax advantages, (iii) obtain an alternative publicly traded currency with which to pursue growth through acquisitions, and/or (iv) raise capital to fund other projects at the parent level or to pay down debt. These drivers are less applicable to National Fuel than to other energy companies that have formed MLPs.

•	After a thorough analysis of real data, the tax attributes of the underlying assets and the MLP-specific accounting issues, the Company has concluded — with the concurrence of its top-tier financial advisor, Morgan Stanley — that MLPs would not constitute an attractive financial or strategic alternative at this time and would, in fact, entail significant cost and risk. Among other things, National Fuel’s low tax basis leads to a tax liability, which significantly negates the potential value of an MLP.

There would be no significant incremental benefit to National Fuel’s shareholders from the disposition of the Company’s Energy Marketing, Timber and Landfill Gas assets as proposed by New
Mountain.

•	The Company has determined not to sell its core energy marketing segment, holds its timber assets available for the right opportunity, and is actively considering the future of its small landfill gas business. Selling these assets at this time would not result in a significant incremental benefit to shareholders.

In its letter, the Company’s Board of Directors states that following a very detailed process in which the Board carefully evaluated New Mountain’s claims and proposals, it has concluded that, although the Board “respects New Mountain’s right as a shareholder to express its opinions regarding National Fuel...after careful consideration, the Board believes that the proposals that New Mountain has put forth are flawed by inadequate analysis, and are not in the best interests of all of National Fuel’s shareholders at this time.”

Although the Company disagrees with New Mountain’s proposals, the Board reiterated its ongoing commitment to acting in the best interests of all shareholders. “Consistent with our track record of delivering significant value to our shareholders, the Board and management of National Fuel continually look to improve the Company’s performance and further drive growth.”

National Fuel is an integrated energy company with $3.9 billion in assets comprised of the following five operating segments: Utility, Pipeline and Storage, Exploration and Production, Energy Marketing, and Timber. Additional information about National Fuel is available on its Internet Web site: www.nationalfuelgas.com or through its investor information service at 1-800-334-2188.

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National Fuel
December 12, 2007
Page 4.

Certain statements contained herein, including statements regarding future financial and operating performance and condition, as well as statements that are identified by the use of the words “anticipates,” “estimates,” “expects,” “forecasts,” “intends,” “plans,” “predicts,” “projects,” “believes,” “seeks,” “will” and “may” and similar expressions, are “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties which could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements. The Company’s expectations, beliefs and projections contained herein are expressed in good faith and are believed to have a reasonable basis, but there can be no assurance that such expectations, beliefs or projections will result or be achieved or accomplished. In addition to other factors, the following are important factors that could cause actual results to differ materially from those discussed in the forward-looking statements: changes in economic conditions, including economic disruptions caused by terrorist activities, acts of war or major accidents; changes in demographic patterns and weather conditions, including the occurrence of severe weather such as hurricanes; changes in the availability and/or price of natural gas or oil and the effect of such changes on the accounting treatment of derivative financial instruments or the valuation of the Company’s natural gas and oil reserves; uncertainty of oil and gas reserve estimates; ability to successfully identify, drill for and produce economically viable natural gas and oil reserves; significant changes from expectations in the Company’s actual production levels for natural gas or oil; changes in the availability and/or price of derivative financial instruments; changes in the price differentials between various types of oil; inability to obtain new customers or retain existing ones; significant changes in competitive factors affecting the Company; changes in laws and regulations to which the Company is subject, including changes in tax, environmental, safety and employment laws and regulations; governmental/regulatory actions, initiatives and proceedings, including those involving acquisitions, financings, rate cases (which address, among other things, allowed rates of return, rate design and retained gas), affiliate relationships, industry structure, franchise renewal, and environmental/safety requirements; unanticipated impacts of restructuring initiatives in the natural gas and electric industries; significant changes from expectations in actual capital expenditures and operating expenses and unanticipated project delays or changes in project costs or plans; the nature and projected profitability of pending and potential projects and other investments, and the ability to obtain necessary governmental approvals and permits; occurrences affecting the Company’s ability to obtain funds from operations, from borrowings under our credit lines or other credit facilities or from issuances of other short-term notes or debt or equity securities to finance needed capital expenditures and other investments, including any downgrades in the Company’s credit ratings; ability to successfully identify and finance acquisitions or other investments and ability to operate and integrate existing and any subsequently acquired business or properties; impairments under the SEC’s full cost ceiling test for natural gas and oil reserves; significant changes in tax rates or policies or in rates of inflation or interest; significant changes in the Company’s relationship with its employees or contractors and the potential adverse effects if labor disputes, grievances or shortages were to occur; changes in accounting principles or the application of such principles to the Company; the cost and effects of legal and administrative claims against the Company; changes in actuarial assumptions and the return on assets with respect to the Company’s retirement plan and post-retirement benefit plans; increasing health care costs and the resulting effect on health insurance premiums and on the obligation to provide post-retirement benefits; or increasing costs of insurance, changes in coverage and the ability to obtain insurance. The Company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

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National Fuel
December 12, 2007
Page 5.

IMPORTANT INFORMATION AND WHERE TO FIND IT

In connection with its 2008 Annual Meeting, National Fuel Gas Company will be filing a proxy statement, WHITE proxy card and other materials with the U.S. Securities and Exchange Commission (“SEC”).  We urge investors to read the Proxy Statement and these other materials carefully when they become available, because they will contain important information about National Fuel Gas Company and the matters to be considered at its Annual Meeting.  Investors may contact Morrow & Co., LLC, National Fuel Gas Company’s proxy advisor for the 2008 Annual Meeting, at (800) 252-1959 or by email at nfginfo@morrowco.com.  Investors may also obtain a free copy of the proxy statement and other relevant documents when they become available as well as other materials filed with the SEC concerning National Fuel Gas Company at the SEC’s website at http://www.sec.gov.  Free copies of National Fuel Gas Company’s SEC filings are also available on National Fuel Gas Company’s website at http://www.nationalfuelgas.com.  These materials and other documents may also be obtained for free from: Secretary, National Fuel Gas Company, 6363 Main Street, Williamsville, New York 14221, (716) 857-7000.

CERTAIN INFORMATION REGARDING PARTICIPANTS IN THE SOLICITATION

National Fuel Gas Company and its directors are, and certain of its officers and employees may be deemed to be, participants in the solicitation of proxies from National Fuel Gas Company’s stockholders with respect to the matters considered at National Fuel Gas Company’s 2008 Annual Meeting. Information regarding these directors, and these certain officers and employees, is included in the soliciting material on Schedule 14A filed with the SEC on December 12, 2007 and on National Fuel Gas Company’s website at http://www.nationalfuelgas.com.  Security holders can also obtain information with respect to the identity of the participants and potential participants in the solicitation and a description of their direct or indirect interests, by security holdings or otherwise, for free, by contacting: Secretary, National Fuel Gas Company, 6363 Main Street, Williamsville, New York 14221, (716) 857-7000. More detailed information with respect to the identity of the participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with the SEC in connection with National Fuel Gas Company’s 2008 Annual Meeting.

Analyst Contact: James C. Welch (716) 857-6987
Media Contact: Julie C. Cox (716) 857-7079

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National Fuel
December 12, 2007
Page 6.

The following is the letter, as sent to New Mountain, including the required proxy solicitation information and language on forward-looking statements.

IMPORTANT INFORMATION AND WHERE TO FIND IT

In connection with its 2008 Annual Meeting, National Fuel Gas Company will be filing a proxy statement, WHITE proxy card and other materials with the U.S. Securities and Exchange Commission (“SEC”).  WE URGE INVESTORS TO READ THE PROXY STATEMENT AND THESE OTHER MATERIALS CAREFULLY WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT NATIONAL FUEL GAS COMPANY AND THE MATTERS TO BE CONSIDERED AT ITS ANNUAL MEETING.  Investors may contact Morrow & Co., LLC, National Fuel Gas Company’s proxy advisor for the 2008 Annual Meeting, at (800) 252-1959 or by email at nfginfo@morrowco.com.  Investors may also obtain a free copy of the proxy statement and other relevant documents when they become available as well as other materials filed with the SEC concerning National Fuel Gas Company at the SEC’s website at http://www.sec.gov.  Free copies of National Fuel Gas Company’s SEC filings are also available on National Fuel Gas Company’s website at http://www.nationalfuelgas.com.  These materials and other documents may also be obtained for free from: Secretary, National Fuel Gas Company, 6363 Main Street, Williamsville, New York 14221, (716) 857-7000.

CERTAIN INFORMATION REGARDING PARTICIPANTS IN THE SOLICITATION

National Fuel Gas Company and its directors are, and certain of its officers and employees may be deemed to be, participants in the solicitation of proxies from National Fuel Gas Company’s stockholders with respect to the matters considered at National Fuel Gas Company’s 2008 Annual Meeting. Information regarding these directors, and these certain officers and employees, is included in the soliciting material on Schedule 14A filed with the SEC on December 12, 2007 and on National Fuel Gas Company’s website at http://www.nationalfuelgas.com.  Security holders can also obtain information with respect to the identity of the participants and potential participants in the solicitation and a description of their direct or indirect interests, by security holdings or otherwise, for free, by contacting: Secretary, National Fuel Gas Company, 6363 Main Street, Williamsville, New York 14221, (716) 857-7000. More detailed information with respect to the identity of the participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with the SEC in connection with National Fuel Gas Company’s 2008 Annual Meeting.

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National Fuel
December 12, 2007
Page 7.

FORWARD-LOOKING STATEMENTS

Certain statements contained herein, including statements regarding future financial and operating performance and condition, as well as statements that are identified by the use of the words “anticipates,” “estimates,” “expects,” “forecasts,” “intends,” “plans,” “predicts,” “projects,” “believes,” “seeks,” “will” and “may” and similar expressions, are “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties which could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements. The Company’s expectations, beliefs and projections contained herein are expressed in good faith and are believed to have a reasonable basis, but there can be no assurance that such expectations, beliefs or projections will result or be achieved or accomplished. In addition to other factors, the following are important factors that could cause actual results to differ materially from those discussed in the forward-looking statements: changes in economic conditions, including economic disruptions caused by terrorist activities, acts of war or major accidents; changes in demographic patterns and weather conditions, including the occurrence of severe weather such as hurricanes; changes in the availability and/or price of natural gas or oil and the effect of such changes on the accounting treatment of derivative financial instruments or the valuation of the Company’s natural gas and oil reserves; uncertainty of oil and gas reserve estimates; ability to successfully identify, drill for and produce economically viable natural gas and oil reserves; significant changes from expectations in the Company’s actual production levels for natural gas or oil; changes in the availability and/or price of derivative financial instruments; changes in the price differentials between various types of oil; inability to obtain new customers or retain existing ones; significant changes in competitive factors affecting the Company; changes in laws and regulations to which the Company is subject, including changes in tax, environmental, safety and employment laws and regulations; governmental/regulatory actions, initiatives and proceedings, including those involving acquisitions, financings, rate cases (which address, among other things, allowed rates of return, rate design and retained gas), affiliate relationships, industry structure, franchise renewal, and environmental/safety requirements; unanticipated impacts of restructuring initiatives in the natural gas and electric industries; significant changes from expectations in actual capital expenditures and operating expenses and unanticipated project delays or changes in project costs or plans; the nature and projected profitability of pending and potential projects and other investments, and the ability to obtain necessary governmental approvals and permits; occurrences affecting the Company’s ability to obtain funds from operations, from borrowings under our credit lines or other credit facilities or from issuances of other short-term notes or debt or equity securities to finance needed capital expenditures and other investments, including any downgrades in the Company’s credit ratings; ability to successfully identify and finance acquisitions or other investments and ability to operate and integrate existing and any subsequently acquired business or properties; impairments under the SEC’s full cost ceiling test for natural gas and oil reserves; significant changes in tax rates or policies or in rates of inflation or interest; significant changes in the Company’s relationship with its employees or contractors and the potential adverse effects if labor disputes, grievances or shortages were to occur; changes in accounting principles or the application of such principles to the Company; the cost and effects of legal and administrative claims against the Company; changes in actuarial assumptions and the return on assets with respect to the Company’s retirement plan and post-retirement benefit plans; increasing health care costs and the resulting effect on health insurance premiums and on the obligation to provide

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National Fuel
December 12, 2007
Page 8.

post-retirement benefits; or increasing costs of insurance, changes in coverage and the ability to obtain insurance. The Company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

December 11, 2007

New Mountain Vantage Advisers, L.L.C.
c/o New Mountain Capital L.L.C.
787 Seventh Avenue, 49th Floor
New York, NY 10019

Attention: Mr. David M. DiDomenico

Dear David:

The Board of Directors of National Fuel Gas Company (“National Fuel” or the “Company”) addresses in this letter the material business issues raised in your letter dated September 11, 2007. The Board of Directors is committed to enhancing value for all of National Fuel’s shareholders, and we take our fiduciary duties seriously. With the help of our financial and legal advisors, we have been carefully considering your suggestions, including several that were already being evaluated by National Fuel prior to New Mountain’s involvement. In this letter, we will discuss topics including the ongoing creation of shareholder value, our Appalachian strategy, master limited partnership (“MLP”) considerations and the additional asset review. We are also filing today with the Securities and Exchange Commission (“SEC”) a slide presentation as part of a Form 8-K Current Report that addresses these matters.

SHAREHOLDER VALUE CREATION:
A TRACK RECORD OF OUTSTANDING RETURNS

As we have shared with the investment community for years, National Fuel’s corporate objective is to grow shareholder value through timely investment in the energy industry, as an integrated company with complementary business segments that over the long run result in more consistent earnings and returns than those provided by a specialized energy company. For over 100 years this strategy has delivered an elite record of dividends complemented by exceptional returns in the last ten years.

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National Fuel
December 12, 2007
Page 9.

The financial community has recognized the sound and disciplined leadership provided by the management and Board of National Fuel, as demonstrated by our exceptional shareholder returns. Over the past fiscal year, three years, five years and ten years, shareholders have enjoyed overall total returns of 32%, 83%, 185% and 214%, respectively, which far exceeded returns of the S&P 500 of 16%, 45%, 105% and 89% over those respective time periods. These outstanding returns are due in part to our payments of dividends to shareholders for 105 consecutive years, including dividends that have increased annually for the last 37 years.

Generally, a dissident shareholder’s primary argument would involve excoriating the target company’s management for either falling stock prices or negative returns to shareholders. This proxy contest is unusual because National Fuel’s total returns to shareholders have been excellent, both before and after New Mountain became a National Fuel shareholder. The corollary to the usual underperformance argument is that the board is not knowledgeable and needs an infusion of expertise. Here, too, the argument would fail because of our uniquely qualified Board members, with deep experience in pipelines, gas utilities and exploration and production, particularly in Appalachia.

As you know, we had a very successful 2007 fiscal year with record earnings which were enhanced by the sale of our Canadian assets at a favorable price. We expect to continue that success in fiscal 2008, with earnings currently projected to be in the range of $2.50 to $2.70 per diluted share. Our goal is to continue our longstanding record of increasing our dividend and delivering outstanding returns to our shareholders in 2008 and beyond.

APPALACHIAN EXPLORATION & PRODUCTION (“E&P”) STRATEGY:
DRILLING RESULTS VALIDATE MANAGEMENT’S APPROACH

The pace of activity in Appalachia is the most significant issue raised by the proposals of New Mountain Vantage Advisers, L.L.C. (“New Mountain”). National Fuel has an aggressive and well-planned long-term strategy for developing its Appalachian properties, which relies on our experience and proprietary knowledge of our acreage. A significant modification to that plan, as suggested by New Mountain, would not only result in no short-term bonanza for investors, but ultimately would even erode the long-term value of the Company’s assets.

National Fuel has operated in the Appalachian Basin for decades and fully appreciates that its Appalachian property is an attractive asset within the Company’s overall portfolio. Since the late 1970s, when the deregulation of wellhead gas prices began, National Fuel has tailored its drilling activity mostly to market commodity prices and has continually explored new formations underlying its acreage in Appalachia as consistently

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National Fuel
December 12, 2007
Page 10.

higher pricing and improvements in technology have made those formations economic. At the recent commodity price plateaus, National Fuel has increased its drilling pace to a new high. Along with this increased activity, the Company has maintained its focus on maximizing well performance by pursuing development opportunities at an informed pace and in a manner consistent with our knowledge of, and experience in, our acreage in general and the relevant formations in particular.

•	The Company has increased the number of wells it has drilled in Appalachia every year since 2004, drilling 233 Appalachian wells in 2007, a 53% increase over the prior year.

•	In 2007 the Company also increased proved developed Appalachian reserves by 20% and total proved Appalachian reserves by 33% over the prior year.

•	Notwithstanding the significant increase in drilling activity, the Company has improved its estimated ultimate recovery (“EUR”) per well from 70 million cubic feet equivalent (“MMCFE”) in 2006 to 97 MMCFE in 2007.

Our drilling results validate management’s ability to plan and execute, and prove that shareholder value is most effectively maximized by an aggressive knowledge-based approach.

National Fuel is one of the most active drillers in Appalachia and the single most active driller in our core area. At 25 wells per 100,000 acres, our 2007 Appalachian drilling pace exceeds the per-acre pace of our competitors Equitable, Dominion, and Chesapeake and is close to those of Range and Cabot. Moreover, within the four county area of Pennsylvania where National Fuel is most active, we drilled almost twice as many wells in 2007 as any of our competitors. Our experience indicates that our drilling pace is appropriate, when considered against the activity of our peers. An immediate increase to 600 wells per year on our 940,000 acres, as proposed by New Mountain, would exceed industry standards and greatly increase the risk of uneconomic activity.

The key difference between National Fuel’s business strategies and New Mountain’s proposals is that our plans are based on a thorough analysis of real data on our real assets. For example, our Appalachian drilling plans are based on our experience with the extreme variability of the shallow producing horizons on our acreage. Highly successful wells with EURs exceeding 300 MMCFE can have adjacent offset wells that are subeconomic. In northwestern Pennsylvania, where our acreage is located, wells in one part of a county can have average EURs that are twice the average EURs of wells 30

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miles away in the same county. In other words, we believe that it would be reckless to embark on a drilling program that failed to take into account the complex stratigraphy of the actual geologic formations to be drilled.

The completion of our reserve and prospective resource study by Netherland, Sewell & Associates (“Netherland & Sewell”) confirms our long-held belief that, given the size and scope of our Appalachian acreage, we own a very attractive asset, but one that must be developed appropriately in order not to destroy shareholder value. Because our acreage is in a part of the Appalachian Basin characterized by complex stratigraphy, all available information must be utilized in order to optimize the location of future wells rather than the simpler, essentially arbitrary well location methodologies that would be necessary to implement New Mountain’s proposals. Drilling too many wells too rapidly would likely cause average well quality to decline, lead to a delay in first production and, significantly, reduce the net present value of assets as compared to continuing National Fuel’s strategy of development at an informed pace. We can continue to increase Appalachian drilling activity and production, and enhance overall value, if we maintain our aggressive and knowledge-based approach to the development of our acreage.

Our strategy of development at a knowledge-based pace surely presumes increasing our activity when and where the opportunity arises. In fact, we plan to increase our Appalachian drilling at a pace consistent with controlling well quality, capital expenditure per producing well and time to first production for each new well. Specifically, we anticipate drilling 280 and 350 wells, respectively, in the Appalachian shallow Devonian formations in fiscal years 2008 and 2009. Our strategy and development plan are based on our proprietary data, our ongoing geologic work, and the extensive knowledge and expertise of both our long-time and our newly-added Appalachian geologists and engineers. So long as we continue to follow this strategic plan we are confident that we can continue to enhance the value of our Appalachian properties.

We are also ready, willing and able to construct and operate additional gathering, processing and transmission facilities as necessary to bring new Appalachian production to market, within the timing and other constraints of applicable laws, rules and regulations. Design and construction of infrastructure is not instant, it depends on when, where and how much gas is found, but we are actively pursuing midstream opportunities in Appalachia and will continue to do so.

We also plan to continue our exploration of the deeper Marcellus Shale through our joint venture with EOG Resources (“EOG”), an industry leader that has successfully explored, developed, and operated in other shale formations, and continues to gain information from operating in other shale formations. To that end, through the EOG joint venture we

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are expecting to drill 18 wells, including ten horizontal wells, in the Marcellus Shale formation in fiscal year 2008. By early 2008, we expect to have results for three vertical wells and three horizontal wells on our acreage. Although National Fuel intends to provide regular updates concerning its progress in exploring and developing the Marcellus opportunity, it is a highly competitive play and neither National Fuel nor EOG will be disclosing technical or competitive details. While the Marcellus Shale may present a significant opportunity for National Fuel, the play is still in its early stages and its economic viability on our acreage is not yet determined.

POTENTIAL VALUE CREATING ANALYSIS
MUST ACCOUNT FOR APPROPRIATE RISKS

The Board also believes it is important to address New Mountain’s claim that the model drilling program of its energy consultant Schumberger Data & Consulting Services (“Schlumberger”) suggests the possibility of an additional $1.1 billion in value creation from increasing the pace of activity in Appalachia. Although New Mountain has refused to provide us with a copy of the report, as we understand from what New Mountain has told us, this drilling program would involve a very rapid increase in drilling pace in areas well outside of National Fuel’s “proved” reserves, and even beyond the areas containing “probable” or “possible” reserves. As such, the Board believes it is extremely misleading to use this $1.1 billion figure which, although attractive on its face, is not adjusted to fully reflect a real-world expected value once all of the risks1 inherent in such a program are taken into account.

•	Exploration and production companies, analysts, and transaction brokers typically apply significant risk discount factors to unproven reserves, and ascribe little or no value to any potential beyond possible reserves.

•	New Mountain itself considers the $1.1 billion figure “strategic and directional” only and not based on a proven approach.

1 New Mountain’s argument for greatly accelerating National Fuel’s Appalachian activity relies on estimates for “potential” gas resources, which is a category that ranks below “proved,” “probable,” and “possible” reserves on the likelihood scale. By rule, the SEC permits only “proved” reserves (as defined in Regulation S-X) in documents filed with the SEC, and information about other reserves or resources is prohibited in companies’ documents filed with the SEC. While some E&P companies, including National Fuel’s, make informal disclosures of probable reserves, potential reserves and/or potential resources, it is important to make the distinction between potential resources and reserves. Because the terms “proved reserves,” “probable reserves” and “potential reserves” are defined by the Society of Petroleum Engineers, companies generally do not refer to their “potential” resources as “reserves” since that would be inherently misleading. Informal disclosures of “probable reserves,” “potential reserves” and “potential” resources merely supplement the SEC-compliant disclosure filings and cannot themselves be relied upon to draw meaningful conclusions.

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•	Schlumberger indicated that their study, upon which New Mountain claims to have based its calculations, “was a 50,000 foot view” and “was nowhere near a reserves report.”

•	We infer that New Mountain’s starting point must have been from a Schlumberger document that was based not just on our acreage, but also on publicly available information about production from the geographically extensive (and varied) Appalachian Basin, and that New Mountain must then have applied assumptions which are not applicable or realistic to National Fuel’s acreage on the fringe of the Appalachian Basin.

In effect, New Mountain appears to have said little more than that, if National Fuel were to continue with the strategy it has been pursuing for at least four years, namely to drill more Appalachian wells, but to do it much faster and with much better results per well, it would make much more money. Simply urging a management team to go faster and do better is not a strategy, it is at best cheerleading. Faster and better is a worthy goal, but haste frequently makes waste and in this business returns on capital erode quickly if well costs increase, reserves per well decrease or the time between drilling and production lengthens.

Given New Mountain’s lack of appropriate risk analysis and both New Mountain’s and Schlumberger’s own disclaimers concerning the reliability and accuracy of the $1.1 billion figure, the use of that number is, at the very least, misleading. Additionally, we reiterate that, despite our requests, New Mountain has refused to disclose either to us or to National Fuel’s other shareholders the actual Schlumberger report on which New Mountain’s claims are based.

MASTER LIMITED PARTNERSHIP (“MLP”) ASSESSMENT:
UNCLEAR BENEFITS WITH SIGNIFICANT COST AND RISK

New Mountain’s proposals to restructure National Fuel by financially engineering its Exploration and Production (“E&P”) assets, and/or its Pipeline and Storage (“P&S”) assets, into MLPs are similarly founded on insufficient analysis of incomplete data. After a thorough analysis of real data, we have concluded — with the concurrence of our top-tier financial advisor, Morgan Stanley - that MLPs are not an attractive strategic or financial alternative for National Fuel at this time.

Historically, most publicly-traded companies that form captive MLPs pursue the MLP structure to: (i) achieve a more attractive valuation than they are currently receiving in the public market, (ii) capitalize on tax advantages, (iii) obtain an alternative publicly traded

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currency with which to pursue growth through acquisitions, and/or (iv) raise capital to fund other projects at the parent level or to pay down debt. As discussed below, these drivers are less applicable to National Fuel than to other energy companies that have formed MLPs. With comprehensive assistance from Morgan Stanley, and the Company’s legal and tax advisor, Andrews Kurth, National Fuel has undergone a rigorous review process to consider the potential impact of forming one or more MLP(s) from a financial and strategic perspective. In doing so, the Company performed a detailed analysis of its California E&P operations as well as its P&S operations, including the modeling of both operations in the form of MLPs. This analysis took into account various asset contribution scenarios, the tax attributes of the underlying assets (especially the low tax basis of our P&S assets) and the MLP-specific accounting issues. This intense review has led us to the conclusion that forming an MLP of either the California E&P assets or the P&S business at this time would not create additional shareholder value, and would in fact entail significant cost and risk. Several factors contribute to this conclusion:

•	After modeling both prospective MLPs, taking into account the specific tax attributes of the businesses and a realistic asset contribution schedule, neither MLP could be shown to create additional value to NFG from either an earnings per share accretion perspective or an after-tax net present value perspective.

•	The relatively low tax basis of National Fuel’s assets, particularly its P&S assets, makes income taxes a significant negative.

•	National Fuel is adequately capitalized, has access to the public capital markets and does not require cash from MLP equity issuances to pursue its growth opportunities, especially those in Appalachia.

•	Additionally, National Fuel does not believe that it currently requires an additional public currency to pursue growth through acquisitions in the E&P and P&S sectors.

•	Because National Fuel currently trades at multiples in-line with E&P MLPs, creating value arbitrage through a subsidiary initial public offering seems unlikely because it would require substantial expansion of the multiple at which National Fuel’s stock trades.

•	There are potential operational, regulatory and administrative impediments to forming a P&S MLP given its integration with National Fuel’s other operations.

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ADDITIONAL ASSET REVIEW:
BETTER FOR OUR SHAREHOLDERS TO KEEP AT THIS TIME

With the assistance of Morgan Stanley, National Fuel has also undertaken a review of those assets that New Mountain views as “non-core,” including the energy marketing business, the timber assets, and the landfill gas operations, to determine their strategic relevance and value to the Company.

Energy Marketing

The energy marketing business, which is carried out by National Fuel Resources, Inc. (“NFR”), markets natural gas to industrial, commercial, public authority and residential customers and also offers competitively-priced energy and energy management services.

•	The complementary nature of NFR’s business and other National Fuel businesses contradicts New Mountain’s claim that NFR is a “non-core” asset.

•	While the Company’s utility business segment earns its margin on the delivery portion of a natural gas sale, NFR is able to earn an incremental margin on the commodity side of the sale, thus providing the Company’s shareholders with the means to earn an incremental margin that would not otherwise be realized.

•	NFR is one of the largest marketers on the National Fuel utility system, which maintains Company relationships with retail utility customers that might otherwise be lost.

•	NFR also offers potential growth into markets beyond the Company’s core system, as evidenced by its expanding presence in the contiguous utility markets to the east which are served by National Grid, New York State Electric & Gas and Rochester Gas & Electric.

•	As employees and officers transfer among National Fuel’s business segments, the Company benefits from having employees and officers who have first-hand experience with a marketer in our territory.

•	We do not believe that a sale of our energy marketing assets, which consist principally of year-to-year contracts with customers, could be accomplished at the multiples assumed by New Mountain.

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•	Finally, NFR has achieved consistent and strong financial results with only modest capital investment and management attention from the Company.

NFR is an important component of National Fuel and is strategically aligned with the Company’s commitment to participate in all segments of the natural gas business. Because NFR is an integral part of the overall success of National Fuel, we believe that selling this asset is not in the best interests of our shareholders.

Timber

Highland Forest Resources, Inc. and the Northeast Division of Seneca Resources Corporation carry out National Fuel’s timber segment activities. This segment markets veneer logs, export logs, sawlogs and green and kiln dry lumber from its timber holdings of more than 100,000 acres and nearly 400 million board feet in Pennsylvania and New York. Our timber is located in the heart of the world’s best source of black cherry hardwood. Each year we typically harvest timber at about the same rate the timber asset increases through natural growth.

•	National Fuel continually reviews and carefully considers the best use of its timber assets. In fact, in 2003, National Fuel exchanged about half of its timber assets to acquire the Empire State Pipeline in a tax-advantaged transaction.

•	While the timber asset has become valuable, it is a byproduct of our landholdings that support our Appalachian E&P, our P&S and our Utility operations. National Fuel owns the oil and gas rights underlying 90% of our timber acreage. Ownership of surface rights and private roads certainly facilitates drilling, gathering, processing and transporting gas on this acreage.

•	Depending on what kind of greenhouse gas legislation becomes law, an asset that absorbs substantial quantities of carbon dioxide may turn out to be useful in a carbon credit trading system.

•	This segment occupies a very small portion of management’s time and the Company’s capital, while contributing positively to net income.

•	Consequently, the Company has no current plans to sell the timber asset but remains alert to advantageous opportunities.

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Landfill Gas

Horizon LFG, Inc. (“Horizon”) is National Fuel’s landfill gas business that owns and operates short-distance landfill gas pipeline companies that purchase, process, transport and resell landfill gas to customers in six states.

Landfill gas is recognized as a renewable, “green” energy that has environmental and economic benefits. Its use reduces greenhouse gas emissions, improves local air quality, reduces landfill odors, maintains jobs, saves money compared to traditional energy supplies, conserves non-renewable resources and increases energy security by relying on a locally available fuel source. Again, depending on the form greenhouse gas legislation takes, the value of this asset could be further enhanced under a carbon credit trading system.

Horizon is an attractive, yet small, component of National Fuel’s overall asset base. This segment contributes positively to net income and requires a very small portion of management’s time and the Company’s capital – the balance sheet value of its net plant is only about 50 cents per share. The Company is currently in the process of determining whether to add to its asset position or to sell these assets. Once a conclusion is reached, it will be publicly disclosed to all shareholders.

To summarize the additional asset review, even assuming New Mountain is correct that the energy marketing, timber and landfill gas assets could be sold for the prices that New Mountain assumes, New Mountain’s proposals would result in no significant incremental benefit to National Fuel’s shareholders. The Company has determined (1) not to sell its core energy marketing segment, (2) to hold its timber assets available for the right opportunity, and (3) to actively consider the future of its small landfill gas business.

CONCLUSIONS

Consistent with our track record of delivering significant value to our shareholders, the Board and management of National Fuel continually look to improve the Company’s performance and further drive growth. National Fuel maintains an active investor relations function, including regular meetings with shareholders. To that end, management has met and spoken with New Mountain frequently to gain an understanding of New Mountain’s perspective and ideas about National Fuel’s business. In addition to regular correspondence and telephone conversations during 2007, senior management has met personally with New Mountain three times. New Mountain was also permitted to address the Company’s full Board and shareholders at the 2007 Annual Meeting of Shareholders.

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Management has done its best to educate New Mountain and other shareholders about National Fuel’s business and the real opportunities and risks of different strategies for the Company’s future.

We appreciate that New Mountain could not have had access to our proprietary well data, or known the details of our tax basis in various properties. But we are troubled at New Mountain’s continuing refusal to share with us the Schlumberger data, persisting to claim the potential for a billion dollar opportunity while ignoring the well data we have been disclosing since New Mountain first met with management, and claiming selected MLP data as comparable while discarding relevant examples.

The Board respects New Mountain’s right as a shareholder to express its opinions regarding National Fuel, and we will continue to keep an open mind. However, after careful consideration, the Board believes that the proposals that New Mountain has set forth are flawed by inadequate analysis, and are not in the best interests of all of National Fuel’s shareholders at this time.

Respectfully,
NATIONAL FUEL GAS COMPANY
Board of Directors
By: /s/ P. C. Ackerman
P. C. Ackerman
Chairman and CEO